UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2013

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299
Pasadena, California		91101
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (626) 578-0777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01              Other Events

On or about April 19, 2013, Alexandria Real Estate Equities, Inc. (the “Company”) furnished or otherwise made available to stockholders its Proxy Statement describing the matters to be voted upon at its annual meeting of stockholders (the “2013 Annual Meeting”) to be held on May 20, 2013. At the 2013 Annual Meeting, stockholders are being asked, among other things, to elect seven directors to serve until the Company’s 2014 annual meeting of stockholders and until their successors are duly elected and qualify.

In its report on the Company, dated May 7, 2013, ISS Proxy Advisory Services (“ISS”) recommended a “withhold” vote with respect to the election of Maria C. Freire to the Company’s board of directors because Dr. Freire attended less than 75 percent of the total board and committee meetings during 2012, the fiscal year under review.  The Company is filing this Current Report on Form 8-K to clarify that Dr. Freire was appointed to serve on the Company’s board of directors on April 20, 2012, and therefore could not attend any board or committee meeting held in 2012 prior to her appointment.  However, Dr. Freire attended over 75% of all meetings of the board of directors and committees on which she served since her April 20, 2012 appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date: May 8, 2013	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer